QuickLinks -- Click here to rapidly navigate through this document

233 N. Michigan Ave., Suite 2500 Chicago, Illinois 60601 Telephone: 312-856-9100 Fax: 312-856-1379

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.
Elk Grove Village, Illinois

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2009, except as to the effects of discontinued operations of the MPG Energy Technology Business in Notes 1 and 6 which is as of August 12, 2009, relating to the consolidated financial statements and schedule of Lime Energy Co. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/S/ BDO SEIDMAN, LLP BDO Seidman, LLP

Chicago, Illinois
August 28, 2009

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm